Exhibit 10.1

NEW YORK MORTGAGE TRUST, INC.
2017 EQUITY INCENTIVE PLAN
DEFERRED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan, as amended from time to time (the “Plan”), New York Mortgage Trust, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of Deferred Stock Units (the “DSUs”) set forth below. This award of DSUs (this ”Award”) is subject to the terms set forth herein, in the Deferred Stock Unit Agreement attached as Exhibit A (the “Agreement”), the Plan and, if applicable, the Initial Deferral Form attached as Exhibit B entered into by and between the Company and you prior to the Date of Grant (as applicable, the “Deferral Form”), each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	[●]
Date of Grant:	[●] (the “Date of Grant”)
Total Number of Deferred Stock Units:	[●]
Vesting Schedule:
Except as expressly provided in Section 3 of the Agreement, the Plan and the other terms and conditions set forth herein, the DSUs shall become fully vested on the day immediately preceding the date of the Company’s annual meeting of stockholders that occurs in the calendar year immediately following the calendar year in which the Date of Grant occurs, so long as you continuously provide services to the Company or an Affiliate from the Date of Grant through such vesting date.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Deferred Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.
    NEW YORK MORTGAGE TRUST, INC.

    By:
    Name:
    Title:

    PARTICIPANT

    Name: [●]

Signature Page to
Deferred Stock Unit Grant Notice

EXHIBIT A
DEFERRED STOCK UNIT AGREEMENT
This Deferred Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant in the Grant Notice to which this Agreement is attached by and between New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), and [●] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.    Award.  In consideration of the Participant’s past and/or continued service to the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice, the Company hereby grants to the Participant the number of DSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan (which is incorporated herein by reference as a part of this Agreement), and, if applicable, the Deferral Form. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each DSU represents the right to receive one share of Common Stock of the Company, hereafter described as a “Share,” subject to the terms and conditions set forth in the Grant Notice, this Agreement, the Plan and, if applicable, the Deferral Form. Unless and until the DSUs have vested and been settled in the manner described herein, the Participant will have no right to receive any Shares or other payments in respect of the DSUs, except as otherwise specifically provided for in the Plan or this Agreement. Prior to settlement of this Award, the DSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
Exhibit A-1

2.    Vesting of DSUs; Change in Control.  Except as otherwise set forth in the following sentence or Section 3(a), the DSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Upon the occurrence of a Change in Control (as defined in the Plan), any unvested DSUs shall become fully vested and non-forfeitable as of the date of the Change in Control and shall be eligible for settlement in accordance with the first sentence of Section 5. Unless and until the DSUs have vested as described above, the Participant will have no right to receive any dividends or other distribution (or other rights of ownership) with respect to the Shares underlying the DSUs; provided, however, nothing in this Section 2 is intended to alter the Participant’s right to receive dividend equivalents pursuant and subject to Section 4. Fractional Shares shall not vest hereunder, and when any provision hereof may cause a fractional Share to vest, any vesting in such fractional Share shall be postponed until such fractional Share and other fractional Shares equal a vested whole Share.
3.    Effect of Termination of Service.
(a)    Termination of Service Relationship due to Death or Disability. If the Participant’s service relationship with the Company or any Affiliate is terminated due to the death of the Participant, any unvested DSUs shall become fully vested and non-forfeitable upon the date of death and shall be settled in accordance with the second sentence of Section 5. If the Participant’s service relationship with the Company or any Affiliate is terminated due to Disability of the Participant, any unvested DSUs shall become fully vested and non-forfeitable upon the date of the termination of the Participant’s service relationship and shall be settled in accordance with the second sentence of Section 5. For purposes of this Agreement, “Disability” shall mean that the Participant is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.
(b)    Other Termination of Service. Except as otherwise provided in Section 3(a), in the event of the termination of the Participant’s service relationship with the Company or an Affiliate for any reason, any unvested DSUs (and all rights arising from such DSUs and from being a holder thereof) will terminate automatically as of the date of termination without any further action by the Company and will be forfeited without further notice and at no cost to the Company and any vested DSUs that have not yet been settled (and all rights arising from such DSUs and from being a holder thereof) shall be settled in accordance with the second sentence of Section 5.

4.    Dividend Equivalents. Notwithstanding anything to the contrary contained herein, each DSU subject to this Award is hereby granted in tandem with a corresponding dividend equivalent (“DER”), which DER shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the DSU to which the DER corresponds. Each vested DER entitles the Participant to receive payments, subject to and in accordance with this Agreement, in an amount equal to any dividends paid by the Company in respect of the Share underlying the DSU to which such DER relates. The Company shall establish, with respect to each unvested DSU, a separate DER bookkeeping account for such DSU (a “DER Account”), which shall be credited (without interest) on the applicable dividend payment dates with an amount equal to any dividends paid during the period that such unvested DSU remains outstanding with respect to the Share underlying the DSU to which such DER relates. Upon the date that the DSU becomes vested, the DER (and the DER Account) with respect to such vested DSU shall become vested. Similarly, upon the forfeiture of a DSU, the DSU (and the DER Account) with respect to such forfeited DSU shall also be forfeited. Payment of credited amounts in the DER Account with respect to any vested DERs that relate to vested DSUs that have not yet been settled in accordance with Section 5 shall be made as soon as practicable, and within sixty (60) days, after the date that such DER vests. Following vesting of the DSUs under Section 2 or 3 but prior to the settlement of such vested DSUs in accordance with Section 5, amounts shall no longer be credited to the DER Account but instead each vested DER shall entitle the Participant to receive payments of any dividends paid by the Company in respect of the Share underlying the vested DSU to which such vested DER relates, such payment to be made on or promptly following the date that the Company pays such dividend. The Participant shall not be entitled to receive any interest with respect to the payment of DERs. DERs shall not entitle the Participant to any payments relating to the dividends paid after the earlier to occur of the date that the applicable vested DSU is settled in accordance with Section 5 or the forfeiture of the DSU underlying such DER. The DERs and any amounts that may become payable in respect thereof will be treated separately from the DSUs for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (“Section 409A”) (including for the designation of the time and form of payments required by Section 409A).
5.    Settlement of DSUs. Following vesting of the DSUs under Section 2, the Company shall deliver to the Participant a number of Shares equal to the number of vested DSUs subject to this Award either (a) as soon as practicable following the applicable vesting date but in no event later than sixty (60) days after such vesting date or (b) if applicable, at the time elected by the Participant under the Deferral Form. Notwithstanding anything to the contrary contained herein or the Deferral Form (if applicable), following any termination of the Participant’s service relationship with the Company or an Affiliate under Section 3, the Company shall deliver to the Participant a number of Shares equal to such number of vested DSUs (if any) as soon as practicable following the applicable date of termination but in no event later than sixty (60) days after such date of termination. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken under this Agreement will be construed to create a trust or a funded or secured obligation of any kind.

6.    Tax Consequences. The Participant acknowledges there may be adverse tax consequences on the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that the Participant has been advised, and is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant further agrees to indemnify and hold the Company and its Affiliates harmless for any damages, costs, expenses, taxes, judgments or other actions or amounts resulting from any actions or inactions of the Participant regarding the tax consequences of this Award or the underlying shares.
7.    Non-Transferability.  During the lifetime of the Participant, the DSUs may not be sold, pledged, assigned or transferred in any manner other than by will, divorce or the laws of descent and distribution, unless and until the Shares underlying the DSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the DSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
8.    Rights as a Stockholder. Neither the Participant nor any person claiming under or through the Participant shall have rights as a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.
9.    Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested DSUs.

10.    No Right to Continued Service or Awards. Nothing in the adoption of the Plan, nor the award of the DSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer on the Participant the right to a continued service relationship with the Company or any Affiliate or affect in any way the right of the Company or any such Affiliate to terminate such service relationship. The grant of the DSUs is a one-time benefit and creates no contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
11.    Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant's covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 11 shall be cumulative and in addition to any other remedies to which such party may be entitled.
12.    Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
New York Mortgage Trust, Inc.
90 Park Avenue
        New York, New York 10016
        Attn: Compensation Committee
    If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

13.    Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
14.    Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
15.    Entire Agreement; Amendment. This Agreement and, if applicable, the Deferral Form constitute the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the DSUs granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
16.    Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
17.    Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, including the Company’s Clawback Policy, all Shares issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy and only as it relates to the Company.

18.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
19.    Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the DSUs may be transferred by will or the laws of descent or distribution.
20.    Headings. Headings are for convenience only and are not deemed to be part of this Agreement.
21.    Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic or digital signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
22.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the DSUs and the DERs granted under this Agreement are intended to comply with the limitations and requirements of Section 409A and will be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the DSUs or the DERs provided under this Agreement comply with Section 409A and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A. Each payment under this Agreement is considered a separate payment for Section 409A.

EXHIBIT B
INITIAL DEFERRAL FORM
Please complete this Initial Deferral Form (this “Deferral Form”) and return a signed copy to the Company’s Chief Financial Officer, no later than the day immediately preceding the Date of Grant if you would like to defer settlement of the DSUs.

Participant:        [●]

NOTE: This Deferral Form relates to the DSUs. If you do not wish to make a deferral election, you do not have to take any action and payment of the DSUs will be made to you at the time specified in the Agreement. If you do wish to make a deferral election, this Deferral Form must be completed, signed by you and returned to the Company as described herein.

1.    Deferral of the DSUs

In making this election, these rules apply:

•Unless otherwise specified, capitalized terms used but not defined in this Deferral Form will have the meaning attributed to them in the Agreement or the Plan, as applicable.

•You must select a settlement date below for the DSUs, which notwithstanding anything to the contrary in the Agreement, will be the dates on which you will receive payment of the DSUs if the DSUs vest.

2.    Election of Settlement Date for the DSUs

I hereby elect to receive payment of vested DSUs (if the DSUs vest) on the following date (please select one):

    A Change in Control;

    The date that is the third anniversary of the Date of Grant; or

     The earliest to occur of the following two dates:
a.    The date of a Change in Control; or
b.    The date that is the third anniversary of the Date of Grant.

Exhibit B-1

3.     Signature

I understand that this Deferral Form will become effective upon receipt by the Company but in no event later than the time that is immediately prior to the Date of Grant. Once I have elected the settlement date for the DSUs by filing this Deferral Form, I understand that (a) the settlement election will be effective as of the effective date specified in the preceding sentence, (b) the settlement election will control over any contrary settlement date specified in the first sentence of Section 5 of the Agreement with respect to the DSUs, and (c) the settlement election may not be changed at any time (except to the extent any subsequent change complies with Section 409A).

By signing this Deferral Form, I acknowledge my understanding of, and agreement with, the terms in this Deferral Form, the Agreement, and the Plan.

    NEW YORK MORTGAGE TRUST, INC.

    By:
    Name:
    Title:

    PARTICIPANT

    Name: [●]

B-2